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Exhibit 99.1

CAMDEN NATIONAL REPORTS RECORD NET INCOME OF $17.0 MILLION AND 11.6% GROWTH IN EARNINGS PER SHARE

Camden, Maine: Robert W. Daigle, President and Chief Executive Officer of Camden National Corporation (Amex: CAC) announced that the Company has reported record net income for 2002 of $17.0 million, the highest in the Company's history and an increase of 10.6% over 2001 results. Net income per diluted share was $2.11 for 2002 compared to $1.89 reported in 2001, an increase of 11.6%. Net income for the quarter ending December 31, 2002 was $0.58 per diluted share, an increase of 41.5% over the $0.41 reported for the same period a year ago.

"The accomplishments of our organization and its employees during the past year are truly astounding," Daigle said in describing the Company's performance. In addition to record net income, the Company reported assets of over $1.2 billion, loans in excess of $800.0 million and deposits in excess of $850.0 million. "Our earnings performance was attained concomitant with efforts to provide an enhanced service experience for our customers; all part of our underlying philosophy that you don't get better by being bigger...you get bigger by being better." Daigle went on to note that one of the year's crowning achievements was the naming of Camden National Bank as a recipient of the Governor's Award for Business Excellence. "As one of only six companies in Maine to be recognized for 'outstanding commitment to the communities we serve, passion in meeting the needs of each customer, emphasis on employee development and dedication to creating long-term shareholder value,' the award speaks for itself."

Total loans at December 31, 2002 were $808.9 million, an increase of 11.7% over total loans of $724.0 million at December 31, 2001. Deposits of $850.1 million at December 31, 2002 were 11.3% higher than deposit levels reported at December 31, 2001, while demand deposits, a low-cost source of funds for the Company reached $105.1 million at December 31, 2002, an increase of 9.3% from the previous year's level.

The Company reported return on average assets of 1.48% for 2002 compared to 1.47% in 2001 and return on equity of 15.38% for 2002 compared to 15.55% in 2001. "Despite the abnormally low interest rate environment experienced in 2002, we were able to achieve financial results that we believe are likely to place our company among the top performers in our peer group" Daigle commented. The Company also reported an overall efficiency ratio (non-interest expense divided by net interest income & non-interest income) of 52.70% for 2002, an improvement compared to 54.15% in 2001.

Asset quality improved as indicated by a decrease in non-performing assets as a percent of total loans which was 1.09% at December 31, 2002 versus 1.14% at December 31, 2001. The Company maintained its allowance for loan losses as a percent of total loans at 1.88% at December 31, 2002 compared to 1.87% a year ago. Non-performing assets as a percent of total assets ended fiscal year 2002 at 0.72% an improvement from 0.76% recorded in the prior year.

The Company previously reported the financial impact of several non-recurring events including the sale of its merchant credit card product line to NOVA Information Systems during November 2002. This resulted in an after-tax gain of $0.09 per diluted share. The Company also reported during the second quarter of 2002 that it implemented Statement of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets" which resulted in an after-tax write-down of goodwill related to prior acquisitions of $0.06 per diluted share.

Reflecting on the year's results and providing an insight into the Company's strategy, Daigle explained, "The catalyst for the Company's growth in 2002 can be attributed to the strategic investments we made in the Portland, Lewiston and Bangor markets. In 2003, our investments in the Portland market will be augmented by our recent expansion into Kennebunk, Maine and the creation of a community development and government banking function." In describing the Company's attitude toward operating in highly competitive markets, Daigle said, "We constantly look for new and better ways to serve our existing and prospective customers simply because we would rather raise the bar for ourselves than let the competition do it for us."

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Camden National Corporation, headquartered in Camden, Maine, and listed on the
American Stock Exchange under the symbol CAC, is the holding company for a family of three financial services companies, including: Camden National Bank
(CNB), a full-service community bank with 12 banking offices serving Mid-coast, and Portland and Kennebunk, Maine, and online at www.camdennational.com, and recipient of the Governor's Award for Business Excellence in 2002; UnitedKingfield Bank (UKB), a full-service community bank with 16 offices serving Central, Eastern and Western Maine and online at www.unitedkingfield.com; and Acadia Trust, N.A., offering investment management and fiduciary services from its headquarters in Portland, Maine and office in Bangor, Maine and online at www.acadiatrust.com and www.tcofme.com. In addition, Acadia Financial Consultants operates as a division of CNB and UKB, to offer full-service brokerage services.

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe", "expect", "anticipate", "intend", "estimate", "assume", "will", "should", and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: changes in general, national or regional economic conditions; changes in loan default and charge-off rates; reductions in deposit levels necessitating increased borrowing to fund loans and investments; changes in interest rates; changes in laws and regulations; changes in the size and nature of the Company's competition; and changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

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                           Camden National Corporation
                     (In thousands, except per share data)

                                                            December 31,                      December 31,
Balance Sheet Data                                              2002                              2001
                                                                ----                              ----
Assets                                                      $ 1,218,419                       $ 1,089,355
Loans                                                           808,882                           724,042
Allowance for Loan Losses                                        15,242                            13,514
Investments                                                     314,775                           263,810
Deposits                                                        850,134                           763,568
Borrowings                                                      238,861                           210,843
Shareholders' Equity                                            118,828                           105,068

Allowance for loan losses to total loans                          1.88%                             1.87%
Non-performing loans to total loans                               1.09%                             1.14%
Return on Average Equity                                         15.38%                            15.55%

                                                                        Three Months Ended                Year To Date
Income Statement Data                                                12/31/2002      12/31/2001     12/31/2002    12/31/2001
                                                                     ----------      ----------     ----------    ----------
Interest Income                                                     $   19,540      $   19,526     $   74,572    $   79,870
Interest Expense                                                         7,730           8,262         27,715        35,689
                                                                    ----------      ----------     ----------    ----------
Net Interest Income                                                     11,810          11,264         46,857        44,181
Provision for Loan Losses                                                  560           1,464          3,080         3,681
                                                                    ----------      ----------     ----------    ----------
Net Interest Income after Provision for Loan Losses                     11,250           9,800         43,777        40,500
Non-interest Income                                                      4,005           3,144         14,459        13,094
Non-interest Expense                                                     8,412           8,198         32,311        31,014
                                                                    ----------      ----------     ----------    ----------
Income before Income Taxes and
  Cumulative Effect of Accounting Change                                 6,843           4,746         25,925        22,580
Income Taxes                                                             2,183           1,431          8,425         7,162
                                                                    ----------      ----------     ----------    ----------
Income before Cumulative Effect
  of Accounting Change                                                   4,660           3,315         17,500        15,418
Cumulative Effect of Change in Acccounting
  for Goodwill, net of Tax Benefit of $241                                   -               -           (449)            -
                                                                    ----------      ----------     ----------    ----------
Net Income                                                          $    4,660      $    3,315     $   17,051    $   15,418
                                                                    ==========      ==========     ==========    ==========

Efficiency ratio                                                        53.19%          56.90%         52.70%        54.15%

Net income per share before Cumulative
  Effect of Accounting Change                                       $     0.58      $     0.41         $ 2.18    $     1.90
Cumulative Effect of Change in Accounting for Goodwill, net                  -               -          (0.06)            -
                                                                    ----------      ----------     ----------    ----------
Net income per share                                                $     0.58      $     0.41         $ 2.12    $     1.90

Net income per diluted share before
  Cumulative Effect of Accounting Change                            $     0.58      $     0.41     $     2.17    $     1.89
Cumulative Effect of Change in Accounting for Goodwill, net                  -               -          (0.06)            -
                                                                    ----------      ----------     ----------    ----------
Net income per diluted share                                        $     0.58      $     0.41     $     2.11    $     1.89

Weighted average shares outstanding                                  8,027,374       8,067,480      8,049,629     8,123,928